                         2001 SUPPLEMENTAL INCENTIVE PLAN
                         AWARD AGREEMENT

                         United Wisconsin Services, Inc. and
                         Blue Cross & Blue Shield United of Wisconsin

                         January 2001




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CONTENTS


-------------------------------------------------------------------------------
Article 1. Performance Period                                               1

Article 2. Target Incentive Award and Achievement of Performance Measure    1

Article 3. Termination Provisions                                           2

Article 4. Interest                                                         2

Article 5. Form and Timing of Payment of Earned Target Incentive Award      2

Article 6. Nontransferability                                               3

Article 7. Administration                                                   4

Article 8. Miscellaneous                                                    4





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UNITED WISCONSIN SERVICES, INC. AND
BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN
2001 SUPPLEMENTAL INCENTIVE PLAN AWARD AGREEMENT

     You have been selected to be a participant in the United Wisconsin Services, Inc. ("UWSI) and Blue Cross & Blue Shield United of Wisconsin ("BCBSUW") 2001 Supplemental Incentive Plan (the "Plan"), as specified below:

     PARTICIPANT: Participant

     TARGET INCENTIVE AWARD: $ ---------------------

     PERFORMANCE PERIOD: January 1, 2001 to December 31, 2001

     PERFORMANCE MEASURE:  The preestablished goals related to UWSI and BCBSUW
      (herein referred to as "the Company") Annual Operating Plan ("AOP")

     THIS AGREEMENT (the "Agreement") effective January 1, 2001, represents the grant of the Supplemental Incentive Award by the Company to the Participant named above, pursuant to the provisions of the Plan.

     The Plan provides a complete description of the terms and conditions governing the Supplemental Incentive Award and is hereby incorporated by reference in this Agreement. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

ARTICLE 1. PERFORMANCE PERIOD

     The Performance Period commences on January 1, 2001 and ends on December 31, 2001.

ARTICLE 2. TARGET INCENTIVE AWARD AND ACHIEVEMENT OF PERFORMANCE MEASURE

     The amount of the Target Incentive Award to be earned under this Agreement ("Earned Target Incentive Award") shall be based upon the achievement of preestablished performance goals related to the Company's AOP as set by the Committee for the Performance Period, based on the following chart:


---------------------------- ------------------------------ ------------------------- -----------------------------
                                 PERCENTAGE OF TARGET                                     PERCENTAGE OF TARGET
      AOP ATTAINMENT            INCENTIVE AWARD EARNED(1)          AOP ATTAINMENT         INCENTIVE AWARD EARNED(1)
---------------------------- ------------------------------ ------------------------- -----------------------------
  125% or more of target                    200%                 95% of target                        90%
      120% of target                        180%                 90% of target                        80%
      115% of target                        160%                 85% of target                        70%
      110% of target                        140%                 80% of target                        60%
      105% of target                        120%                 75% of target                        50%
   Target (100% of AOP)                     100%               < 75% of target                       None

(1) Awards for points in between the levels shown will be based on interpolation.

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ARTICLE 3. TERMINATION PROVISIONS

              (a) Except as provided below, a Participant shall be eligible for each of the payments of his/her Earned Target Incentive Award, as determined in Article 2 and as set out in Article 5, only if the Participant's employment with the Company continues through the end of the Performance Period and the date each payment is paid, as called for by Article 5.

              (b) If a participant terminates his or her employment during the Performance Period because of death or Disability, Earned Target Incentive Award amounts will vest upon termination and will be paid out as soon as practical following the close of the period. The Committee will determine, in its sole discretion, the appropriate award proportion of the full Earned Target Incentive Award amount to be paid.

              (c) If a Participant terminates his or her employment during the Performance Period because of Retirement, Earned Target Incentive Award amounts will vest upon Retirement and will be paid out as soon as practical following the close of the period. The Committee will determine, in its sole discretion, the appropriate award proportion of the full Earned Target Incentive Award amount to be paid.

              (d) Termination of employment for any reason other than Retirement, Disability, or death or following a Change in Control during the Performance Period shall require forfeiture of this entire award, with no payment to the Participant.

              (e) Termination of employment for any reason other than Retirement, Disability, or death or following a Change in Control after the Performance Period, but prior to any payment date of the Earned Target Incentive Award shall require forfeiture of the unpaid balance of the Earned Target Incentive Award, with no payment to the Participant, it being understood that the Participant's continued employment on the payment dates of the Earned Target Incentive Award is an integral part of this Agreement upon which Company relied in entering into this Agreement.

ARTICLE 4. INTEREST

     The Participant shall have no right to any interest with respect to the unpaid portion of the Earned Target Incentive Award until ninety (90) calendar days after the date such unpaid portion becomes vested in accordance with this Agreement.

ARTICLE 5. FORM AND TIMING OF PAYMENT OF THE EARNED TARGET INCENTIVE AWARD

              (a) Payment of the Earned Target Incentive Award shall be made in three (3) installments, each to be paid within ninety
                     (90) calendar days following the dates specified in the chart below, subject to the following:

                       (i) The Participant shall have no right with respect to any portion of the Earned Target Incentive Award until such amount becomes vested as of the payment date following the dates identified in the following schedule:

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

                              ---------------------- --------------------------
                                                     PERCENTAGE OF EARNED TARGET
                              DATE                      INCENTIVE AWARD VESTED
                              ---------------------- --------------------------

                              January 1, 2002                    25%
                              January 1, 2003                    25%
                              January 1, 2004                    50%

                              ---------------------- --------------------------

                       (ii) If the Committee determines, in its sole discretion, that a Participant at any time has willfully engaged in any activity that the Committee determines was or is harmful to the Company, any unpaid portion of the Earned Target Incentive Award (whether or not vested) will be forfeited by such Participant.


              (b) Upon a Change in Control, as defined in the Plan, prior to the expiration of the Performance Period, the Participant shall become fully vested in the Target Incentive Award with the Earned Target Incentive Award to be calculated as if 100% of the AOP Goal had been achieved. The Earned Target Incentive Award so determined shall be paid to the Participant within ninety (90) days of the Change in Control.

              (c) Upon a Change in Control, as defined in the Plan, after the expiration of the Performance Period, but prior to full payment of the Earned Target Incentive Award, the Participant shall become fully vested in the unpaid portion of the Earned Target Incentive Award with such amount being paid to the Participant within ninety (90) days of the Change in Control.

              (d) For purposes of this Agreement, "Change in Control" shall have the same meaning as the term has in the United Wisconsin Services, Inc. Equity Incentive Plan, except that such term shall apply to both UWSI and BCBSUW and shall not include any merger, consolidation, reorganization, or other similar transaction between the Company, or its parent or subsidiaries and Blue Cross & Blue Shield United of Wisconsin, or its parent or subsidiaries ("BCBSUW"), or the conversion of BCBSUW into a Stock Corporation.

              (e) Notwithstanding anything else herein to the contrary, to the extent any payment would be made to the Participant while the Participant is the chief executive officer or any other "covered employee" and such payment would be nondeductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), then such payment shall be deferred until such time that the Participant ceases to be a "covered employee" under Section 162(m) of the Code.

ARTICLE 6. NONTRANSFERABILITY

     Neither the Target Incentive Award or the Earned Target Incentive Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

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ARTICLE 7. ADMINISTRATION

     This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding and conclusive with respect to the Participant. Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan.

ARTICLE 8. MISCELLANEOUS

              (a) The selection of any employee for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company. The right and power of the Company to dismiss or discharge any Participant is specifically reserved. Such Participant or any person claiming under or through the Participant shall not have any right or interest in the Plan or any Award thereunder, unless and until all terms, conditions, and provisions of the Plan that affect such Participant have been complied with as specified herein.

              (b) The Committee may, in its sole discretion, modify, amend, or terminate in whole or in part, any or all provisions of the Plan, provided that no such modification, amendment, or termination shall reduce or impair the value of any awards after such awards are vested.

              (c) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

              (d) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of ____________, 2001.




                                           United Wisconsin Services, Inc. and
                                  Blue Cross & Blue Shield United of Wisconsin


                                            By: _______________________

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Please acknowledge your agreement to participate in the Plan and this Agreement, and to abide by all of the governing terms and provisions, by signing the following representation:

                            AGREEMENT TO PARTICIPATE

By signing a copy of this Agreement and returning it to the Director of Human Resources of United Wisconsin Services, Inc. and Blue Cross & Blue Shield United of Wisconsin, I acknowledge that I have read the Plan, and that I fully understand all of my rights under the Plan, as well as all of the terms and conditions which may limit my eligibility to receive payment(s) of the Target Incentive Award or the Earned Target Incentive Award. Without limiting the generality of the preceding sentence, I understand that my right to receive payment(s) of the Target Incentive Award or the Earned Target Incentive Award is conditioned upon my continued employment with the Company.

ATTEST:


--------------------------
                                                    ---------------------------
                                                                    Participant



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